EXHIBIT 32.1

                                  CERTIFICATION


     Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Columbus McKinnon Corporation (the "Company") on Form 10-Q for the period ending January 1, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


Dated:  FEBRUARY 1, 2006
        ----------------



                                                        /S/ TIMOTHY T. TEVENS
                                                        ---------------------
                                                        Timothy T. Tevens
                                                        Chief Executive Officer



                                                        /S/ KAREN L. HOWARD
                                                        -------------------
                                                        Karen L. Howard
                                                        Chief Financial Officer



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